                                                                 Exhibit 11.1
                     U.S. RESTAURANT PROPERTIES MASTER L.P.
                       COMPUTATION OF NET INCOME PER UNIT
                     (In thousands, except per unit amounts)
                                   (Unaudited)

                                                              Year Ended December 31,
                                                              -----------------------
                                                           1996         1995         1994
                                                           ----         ----         ----
Net Income                                               $7,473       $5,223         $4,933
Net Income applicable to general partner                   (148)        (104)           (99)
                                                         ------       ------         ------
Net Income applicable to unitholders (1)                 $7,325       $5,119         $4,834
                                                         ------       ------         ------
                                                         ------       ------         ------
Net Income per unit-Primary                              $ 1.20       $ 1.10         $ 1.04
                                                         ------       ------         ------
                                                         ------       ------         ------
Net Income per unit-Fully Diluted (2)                    $ 1.19       $ 1.08         $ 1.04
                                                         ------       ------         ------
                                                         ------       ------         ------
Weighted average number of units outstanding
Primary:
  Weighted average units outstanding, excluding
    equivalents                                           5,989        4,638          4,635
  Dilutive effect of outstanding options                    118            -              -
                                                         ------       ------         ------
  Primary weighted average units outstanding              6,107        4,638          4,635
                                                         ------       ------         ------
                                                         ------       ------         ------
Fully Diluted (2):
  Weighted average units outstanding, excluding
    equivalents                                           5,989        4,638          4,635
  Dilutive effect of outstanding options                    158           86              -
                                                         ------       ------         ------
  Fully diluted weighted average units outstanding        6,147        4,724          4,635
                                                         ------       ------         ------
                                                         ------       ------         ------

(1)  Income allocable to unitholders represents 98.02% of net income

(2) This calculation is submitted in accordance with Securities Exchange Act of 1934 Release No. 9083, although not required by APB Opinion No. 15, because it results in dilution of less than three percent.